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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 12, 2005

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

101 Convention Center
Suite 700
Las Vegas, NV 89109
(Address of principal executive offices and Zip Code)

(702) 939-5389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events

On April 12, 2005, the Company annouced that Mr. Milton Datsopoulos has been appointed Chairman of Aberdene Mines Ltd.

Mr. Datsopoulos is the founder and partner in Datsopoulos, MacDonald, and Lind, P.C., a multi-disciplinary law firm located in Missoula, Montana which specializes in business, environmental, and transportation law with a U.S. and international clientele. He has served on, and continues to serve as a board member for Genutec, and as director of numerous business organizations including public and private companies such as Montana Rail Link, Leigh Resource Corporation, Montana World Trade Center, Criticare Systems and Healthrite Corporation. Mr. Datsopoulos earned a Bachelor's degree in Economics with high honors, and a law degree with honors, both from the University of Montana. Mr. Datsopoulos and his partners have achieved the highest legal rating from the most recognized national publication that rates attorneys based upon evaluations by local attorneys and judges. He is a member of the State Bar of Montana, American Bar Association, Montana Trial Lawyers Association, and The Association of Trial Lawyers of America. Mr. Datsopoulos specializes in Personal Injury Law, Criminal Law, Medical Malpractice and Litigation practice.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of April, 2005.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine
President, Principal Executive Officer, Principal
Financial Officer and a member of the board of directors.